EXHIBIT 32.2

Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michelle M. Plummer, Chief Financial Officer of Greene County Bancorp, Inc. (the “Company”), certifies in her capacity as an officer of the Company that she has reviewed the Annual Report of the Company on Form 10-K for the year ended June 30, 2023 and that to the best of her knowledge:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods covered by the report.

This statement is authorized to be attached as an exhibit to the report so that this statement will accompany the report at such time as the report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 USC 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Date: September 8, 2023	/s/ Michelle M. Plummer
Michelle M. Plummer, CPA, CGMA
Senior Executive Vice President,
Chief Financial Officer and Chief Operating Officer